Exhibit 99.1

JANUARY 2023 THE BANCORP INVESTOR PRESENTATION

2 FORWARD LOOKING STATEMENTS & OTHER DISCLOSURES DISCLOSURES Statements in this presentation regarding The Bancorp, Inc.’s (“The Bancorp”) business that are not historical facts or concern our earnings guidance or 2030 plan are “forward - looking statements”. These statements may be identified by the use of forward - looking terminology, including the words “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan," or similar words, and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward - looking statements and related assumptions. These risks and uncertainties include those relating to the on - going COVID - 19 pandemic, the impact it will have on the company’s business and the industry as a whole, and the resulting governmental and societal responses. 2023 guidance and long - term financial targets in this presentation assume achievement of management’s credit roadmap growth goals as described herein and other growth goals. If such assumptions are not met, guidance and long - term financial targets might not be reached. For further discussion of these risks and uncertainties, see the “risk factors” sections contained, in The Bancorp’s Annual Report on Form 10 - K for the year ended December 31, 2021 and in its other public filings with the SEC. In addition, these forward - looking statements are based upon assumptions with respect to future strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward - looking statements. The forward - looking statements speak only as of the date of this presentation. The Bancorp does not undertake to publicly revise or update forward - looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law. This presentation contains information regarding financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), such as those identified in the Appendix. As a result, such information may not conform to SEC Regulation S - X and may be adjusted and presented differently in filings with the SEC. Any non - GAAP financial measures used in this presentation are in addition to, and should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP. Non - GAAP financial measures are subject to significant inherent limitations. The non - GAAP measures presented herein may not be comparable to similar non - GAAP measures presented by other companies. This information may be presented differently in future filings by The Bancorp with the SEC. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third - party service providers. The Bancorp makes no representation or warranty, express or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future results. Copies of the documents filed by The Bancorp with the SEC are available free of charge from the website of the SEC at www.sec.gov as well as on The Bancorp’s website at www.thebancorp.com . This presentation is for information purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Neither the SEC nor any other regulatory body has approved or disapproved of the securities of The Bancorp or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense.

3 THE BANCORP HAS DELIVERED STRONG FINANCIAL PERFORMANCE 2020 2021 2022 PROFITABILITY ROE 15% 18% 19% ROA 1.3% 1.7% 1.8% SCALABLE PLATFORM EFFICIENCY RATIO 1 59% 53% 48% KEY FINANCIAL METRICS Increasing levels of profitability Platform delivering operating leverage FINANCIAL PERFORMANCE SUSTAINED PERFORMANCE The Bancorp is continuing to deliver high quality financial performance across key financial metrics 1 Please see Appendix slide 32 for efficiency ratio calculation.

4 OUR BUSINESS PLAN OUTLINES THE PATH TO EXPAND OUR LEADERSHIP AMONG PEER BANKS AND IN THE PAYMENTS INDUSTRY $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 2019 2020 2021 2022 2023 Guidance EARNINGS PER SHARE EARNINGS GUIDANCE GUIDANCE Our 2023 guidance 1 is $3.20 per share as we maintain strong momentum across our platform 1 2023 guidance assumes achievement of management’s credit roadmap growth goals as described elsewhere in this presentation, im pac t of realized and expected interest rate increases, and other budgetary goals. $0.90 $1.37 $1.88 $2.27 $3.20

5 FINANCIAL INDUSTRY LEADER FORTUNE 100 FASTEST GROWING COMPANY RANKED #28 OCT. 2020 FORUM OF EXECUTIVE WOMEN Champion of Board Diversity Honoree OCT. 2022 IPA CONSUMER CHAMPION APR. 2021 NILSON REPORT RANKED #1 PREPAID CARD ISSUER JUNE 2021 EQUAL OPPORTUNITY PUBLICATION TOP EMPLOYER READERS CHOICE MAR. 2021 – RANKED #29 MAR. 2020 – RANKED #46 S&P SMALL CAP 600 ADDED TO RATING MAY 2021 INDUSTRY LEADERSHIP NILSON REPORT RANKED #8 DEBIT ISSUING BANK APRIL 2021 RECOGNIZED PERFORMANCE At The Bancorp, we strive for excellence and have been recognized in the market as a leader across a variety of industry rankings BANK DIRECTOR RANKING BANKING RANKED #1 >$5B Assets 1 1 Ranked #3 for full Bank Director Ranking Banking universe.

6 FINTECH LEADERSHIP THE BANCORP IS A KEY PLAYER IN THE PAYMENTS ECOSYSTEM FINTECH ECOSYSTEM Enabling fintech companies by providing industry leading card issuing, payments facilitation and regulatory expertise to a diversified portfolio of clients PAYMENT NETWORKS FACILITATE payments between parties via the card networks. PROGRAM MANAGERS CLIENT FACING platforms deliver highly scalable banking solutions to customers with emphasis on customer acquisition and technology. REGULATORS OVERSIGHT of domestic banking and payments activities. PROCESSORS BACK - OFFICE support for program managers providing record keeping and core platform services. FINTECH ECOSYSTEM

7 SPECIALIZED LENDING BUSINESS LINES AND CREDIT ROADMAP Real Estate Bridge Lending $2.1B Emphasis on core business lines with expectation to add related products and enter adjacent markets Expand commercial real estate bridge lending business with focus on multi - family assets Remain positioned to capitalize on credit - linked payments opportunities Maintain balance sheet flexibility as we approach $10B in total assets Institutional Banking $2.5B Small Business $0.8B Leasing $ 0.6B CORE LENDING BUSINESSES AS OF Q4 2022 TOTAL $ 6.0 B Established Operating Platform Scalable technology, operations and sales platforms across lending business to support sustained growth CREDIT ROADMAP CREDIT ROADMAP CREDIT ROADMAP We created a credit roadmap which outlines multi - year growth strategies across our specialized lending business lines

8 OUR STRATEGIC POSITIONING SHOULD DRIVE EARNINGS AND PROFITABILITY HIGHLIGHTS Our platform can deliver growth from our specialized lending activities while remaining positioned to capitalize on new and higher - growth fintech partnerships SPECIALIZED COMMERCIAL BANKS Efficient platforms Products in focused markets Higher growth than traditional banking We can achieve our long - term financial targets by maintaining flexibility to capitalize on growth opportunities in both fintech and specialty commercial banking THE BANCORP BUSINESS MODEL We participate in the high - growth fintech markets by partnering with leading companies Our specialized lending businesses are supported by an established operating platform and have delivered meaningful growth NON - BANK FINANCIAL TECHNOLOGY COMPANIES (FINTECH) Rapid growth Technology driven Alternatives to traditional banking

9 FINANCIAL TARGETS We have amended our vision 500 to include enhanced 2030 financial targets that can be achieved by unlocking the full potential of The Bancorp’s payments and lending businesses CAPITAL RETURN VISION 500 700 Established the plan to optimize our balance sheet PAYMENTS ECOSYSTEM Enhance plan to maximize capital return to shareholders Activate Payments Ecosystem 2.0 TOTAL REVENUE >$700 Million CREDIT ROADMAP ROE >30% ROA >2.5% LEVERAGE > 9% LONG TERM FINANCIAL TARGETS 1 FINANCIAL TARGETS 1 Long term guidance assumes achievement of management’s credit roadmap growth goals as described elsewhere in this presentatio n, impact of realized and expected interest rate increases, and other budgetary goals.

10 FINTECH SOLUTIONS GENERATES NON - INTEREST INCOME AND ATTRACTS STABLE, LOWER - COST DEPOSITS DEPLOYED INTO LOWER RISK ASSETS IN SPECIALIZED MARKETS FINTECH SOLUTIONS Enabling fintech companies by providing card sponsorship and facilitating other payments activities INSTITUTIONAL BANKING Lending solutions for wealth management firms COMMERCIAL LENDING Small business lending and commercial fleet leasing + THE BANCORP BUSINESS MODEL PAYMENTS & DEPOSITS Market - leading payments activities generate non - interest income and stable, lower - cost deposits LENDING Highly specialized lending products in high - growth markets THE BANCORP BUSINESS MODEL REAL ESTATE BRIDGE LENDING Focus on multi - family assets in high - growth markets

DEPOSITS & FEES: FINTECH SOLUTIONS GENERATES NON - INTEREST INCOME AND STABLE, LOWER - COST DEPOSITS

12 FINTECH SOLUTIONS: FEE GENERATING ACTIVITIES % TOTAL BANK REVENUE 2022 1 OUR FINTECH SOLUTIONS BUSINESS ENABLES LEADING FINTECH COMPANIES DEBIT PROGRAM MANAGERS (CHALLENGER BANKS) PREPAID/STORED VALUE PROGRAM MANAGERS • Provides physical and virtual card issuing • Maintains deposit balances on cards • Facilitates payments into the card networks as the sponsoring bank • Established risk and compliance function is highly scalable #8 Debit Issuing Bank 2021 2 #1 Prepaid Issuing Bank 2021 2 24 % GROSS DOLLAR VOLUME GROWTH Q4 2022 VS Q4 2021 19% • GOVERNMENT • EMPLOYER BENEFITS • CORPORATE DISBURSEMENTS • PAYROLL • GIFT 1 Includes non - interest income from prepaid and debit card issuance plus ACH, card and other payments processing fees. 2 Nilson Report Issue 1218, April 2022.

13 FINTECH SOLUTIONS: ESTABLISHED OPERATING PLATFORM HIGHLY SCALABLE PLATFORM TO SUPPORT OUR STRATEGIC PARTNERS ESTABLISHED OPERATING PLATFORM • Infrastructure in place to support significant growth • Long - term relationships with multiple processors enable efficient onboarding • Continued technology investments without changes to expense base REGULATORY EXPERTISE • Financial Crimes Risk Management program with deep experience across payments ecosystem • Customized risk and compliance tools specific to the Fintech Industry OTHER PAYMENTS OFFERINGS • Rapid Funds instant payment transfer product • Potential to capitalize on credit - linked payments opportunities • Additional payments services include ACH processing for third parties INNOVATIVE SOLUTIONS Our platform supports a wide variety of strategic fintech partners through our established processor relationships, regulatory expertise and suite of other payments products

14 DEPOSIT GROWTH FROM PAYMENTS BUSINESS FINTECH SOLUTIONS: STABLE, LOWER - COST DEPOSIT GENERATOR $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 2018 2019 2020 2021 2022 AVERAGE DEPOSITS BY PERIOD ($ BILLIONS) Fintech Solutions Group (Prepaid and Debit Card Issuance and other payments) Institutional Banking (checking and money market for higher net worth individuals) Other (Includes time deposits and other legacy deposit programs) HIGHLIGHTS • Stable, lower - cost deposit base anchored by multi - year, contractual relationships in our Fintech Solutions business • Fintech Solutions growth driven by increased transactional volume due to electronic banking migration, addition of new partners and overall savings increases among consumers DEPOSIT TYPE (2022 AVG.) BALANCE % TOTAL Demand & Int. checking $5.7B 90% Savings & money market $0.5B 8% Time deposits $0.1B 2% Total $6.3B 100% COST OF DEPOSITS 0.67% 0.85% 0.25% 0.10% 0.82% $3.9 $4.0 $5.2 $5.7 $6.3

LOANS & LEASES: HIGHLY SPECIALIZED LENDING WITH LOW LOSS HISTORIES

16 LOANS & LEASES: CREDIT ROADMAP CREDIT ROADMAP Delivering enterprise value from our balance sheet is an important element of our business strategy and a primary focus of our credit roadmap initiative MANAGE CREDIT RISK TO DESIRED LEVELS IMPROVE NIM AND MONITOR INTEREST RATE SENSITIVITY MANAGE REAL ESTATE EXPOSURE TO CAPITAL LEVELS MAINTAIN FLEXIBILITY AS WE APPROACH $10B TOTAL ASSETS Building an asset mix that drives earnings and profitability while maintaining desired credit and interest rate risk characteristics KEY CONSIDERATIONS FOR GROWTH GUIDELINES WE CONSIDERED AS WE BUILT OUR CREDIT ROADMAP

17 LOWER CREDIT RISK LOAN PORTFOLIO LOANS & LEASES: STRONG COLLATERAL AND GOVERNMENT GUARANTEES BUSINESS LINE BALANCE SHEET CATEGORY Q4 2022 PRINCIPAL BALANCE ($ MILLIONS) % OF TOTAL PORTFOLIO Institutional Banking Securities - backed lines of credit (SBLOC) ( A) $ 1,209 20% Insurance - backed lines of credit (IBLOC) (B) 1,124 19% Advisor Financing 172 2% Total 2,505 41% Real Estate Bridge Lending Multifamily - commercial real estate (C) 2,023 33% Hospitality - commercial real estate 36 1% Retail - commercial real estate 42 1% Other 11 <1% Total 2,112 35% Small Business Lending U.S. government guaranteed portion of SBA loans ( D) 375 6% Pay check Protection Program Loans (PPP) ( D) 5 <1% Commercial mortgage SBA ( E) 248 4% Unguaranteed portion of U.S. govn’t guaranteed loans 100 2% Non - SBA small business loans 10 <1% Construction SBA 23 <1% Total 761 13% Commercial Fleet Leasing Leasing ( F) 632 10% Other Other 62 1% Total principal $ 6,072 100% LOWER HISTORIC CREDIT LOSS NICHES A. SBLOC loans are backed by marketable securities with nominal credit losses B. IBLOC loans are backed by the cash value of life insurance policies with nominal credit losses C. Comprised of apartment buildings in carefully selected areas D. Portion of small business loans fully guaranteed by the U.S. government E. 50% - 60% loan to value ratios at origination F. Recourse to vehicles

18 INSTITUTIONAL BANKING LOANS & LEASES: INSTITUTIONAL BANKING BUSINESS OVERVIEW: • Automated loan application platform, Talea, provides industry - leading speed and delivery • Securities - backed lines of credit provide fast and flexible liquidity for investment portfolios • Insurance - backed lines of credit provide fast and flexible borrowing against the cash value of life insurance • Advisor Finance product provides capital to transitioning financial advisors to facilitate M&A, debt restructuring, and the development of succession plans • Deposit accounts for wealth management clients • Nominal historical credit losses CREDIT ROADMAP: • Continue momentum across current SBLOC, IBLOC and Advisor Finance products • Evaluate new lending opportunities in adjacent markets • Market dynamics support business model • Advisors shifting from large broker/dealers to independent platforms • Sector shift to fee - based accounts • Emergence of new wealth management providers LENDING AND BANKING SERVICES FOR WEALTH MANAGERS The Bancorp’s Business Model allows us to build banking solutions to “spec” without competing directly with our partner firms. We do not have any associated asset managers, proprietary advisory programs, or related programs. Our singular focus is to help our partner firms stay competitive in the marketplace and to grow and retain assets ALWAYS A PARTNER, NEVER A COMPETITOR $ 2.5 B PORTFOLIO SIZE 5.3% 12/31/2022 EST. YIELD

19 INSTITUTIONAL BANKING PRIMARILY COMPRISED OF SECURITIES & CASH VALUE LIFE INSURANCE LENDING LOANS & LEASES: INSTITUTIONAL BANKING LOAN PORTFOLIO LOAN TYPE PRINCIPAL BALANCE % OF PORTFOLIO Securities - backed lines of credit (SBLOC) $ 1,209 48% Insurance - backed lines of credit (IBLOC) 1,124 45% Advisor Financing 172 7% Total $ 2,505 100% INSTITUTIONAL BANKING LOANS ($MILLIONS) 12/31/2022 SECURITIES - BACKED LINES OF CREDIT • Nominal historical credit losses • Underwriting standards of generally 50% to equities and 80% or more to fixed income securities PORTFOLIO ATTRIBUTES PRINCIPAL BALANCE % PRINCIPAL TO COLLATERAL $ 20 55% 18 41% 13 32% 9 34% 9 66% 9 45% 9 62% 8 73% 7 38% 6 39% Total $ 108 48% TOP 10 SBLOC LOANS ($MILLIONS) 12/31/2022 INSURANCE - BACKED LINES OF CREDIT • Nominal historical credit losses • Loans backed by the cash value of insurance policies

LOANS & LEASES: **SMALL BUSINESS LENDING**

20

SMALL BUSINESS LENDING

SBA AND OTHER SMALL BUSINESS LENDING

BUSINESS OVERVIEW:

- Established a distinct platform within the fragmented SBA market
  - National portfolio approach allows pricing and client flexibility
  - Solid credit performance demonstrated over time
  - Client segment strategy tailored by market

CREDIT ROADMAP:

- Continue delivering growth within existing small business lending platform while entering new verticals and growing the SBAllianceg
- SBAllianceg program provides lending support to banks and financial institutions who need SBA lending capabilities through products such as:
  - Wholesale loan purchases
  - Vertical focus with expansion of funeral home lending program

$756M
PORTFOLIO SIZE[1]

6.1%
12/31/2022 EST. YIELD

~$700K
AVERAGE 7(a) LOAN SIZE

[1]Excludes $5M PPP loans.

The Bancorp
21
LOANS & LEASES: **STRONG COLLATERAL & GOVERNMENT GUARANTEES**

SMALL BUSINESS LENDING

SMALL BUSINESS LOANS BY TYPE[1] ($MILLIONS)

12/31/2022

TYPE	SBL COMMERCIAL MORTGAGE	SBL CONSTRUCTION	SBL NON-REAL ESTATE	TOTAL
Hotels and motels	$ 79	$ –	$ -	$ 79
Car washes	18	1	-	19
Full-service restaurants	12	3	2	17
Lessors of nonresidential buildings	16	–	-	16
Child day care services	14	–	1	15
Outpatient mental health and substance abuse centers	15	–	-	15
Funeral homes and funeral services	10	–	-	10
Assisted living facilities for the elderly	10	–	-	10
Offices of lawyers	9	–	-	9
Packaged frozen food merchant wholesalers	9	–	-	9
Gasoline stations with convenience stores	8	–	-	8
Lessors of other real estate property	8	–	-	8
Fitness and recreational sports centers	6	–	2	8
General Warehousing and Storage	7	–	-	7
Other	113	6	32	151
Total	**$ 334**	**$ 10**	**$ 37**	**$ 381**

SMALL BUSINESS LOANS BY STATE[1] ($MILLIONS)

12/31/2022

STATE	SBL COMMERCIAL MORTGAGE	SBL CONSTRUCTION	SBL NON-REAL ESTATE	TOTAL
Florida	$ 65	$ -	$ 4	$ 69
California	61	3	3	67
North Carolina	40	7	2	49
New York	25	-	5	30
Pennsylvania	18	-	1	19
Georgia	16	-	2	17
Illinois	15	-	1	16
New Jersey	12	-	3	15
Texas	12	-	3	15
Tennessee	14	-	-	14
Colorado	12	-	1	13
Ohio	11	-	-	11
Connecticut	10	-	-	10
Virginia	8	-	1	9
Michigan	4	-	-	4
Other states	19	-	8	27
Total	**$ 334**	**$ 10**	**$ 37**	**$ 381**

[1]Excludes the government guaranteed portion of SBA 7a loans and PPP loans.

PORTFOLIO ATTRIBUTES

TYPE DISTRIBUTION

- Diverse product mix
- Commercial mortgage and construction are generally originated with 50%-60% LTV's

GEOGRAPHIC DISTRIBUTION

- Diverse geographic mix
- Largest concentration in Florida representing 19% of total

The Bancorp
22
LOANS & LEASES: **COMMERCIAL FLEET LEASING**

COMMERCIAL FLEET LEASING

NICHE-VEHICLE FLEET LEASING SOLUTIONS

BUSINESS **OVERVIEW:**

- Niche provider of vehicle leasing solutions
  - Focus on smaller fleets (less than 150 vehicles)
  - Direct lessor (The Bancorp Bank sources opportunities directly and provides value-add services such as outfitting police cars)
  - Historical acquisitions of small leasing companies have contributed to growth
- Mix of commercial (~85%), government agencies and educational institutions (~15%)

CREDIT ROADMAP:

- Continue enhancing platform and growing balances
  - Enhanced sales process and support functions
  - Pursuing technology enhancements to scale business with efficiency
- Constantly evaluating organic and inorganic growth opportunities in the vehicle space

$632M
PORTFOLIO SIZE

6.3%
12/31/2022 EST. YIELD

23 LOANS & LEASES: COMMERCIAL FLEET LEASING PORTFOLIO • Largest concentration is construction and government sectors • Of the $632M total portfolio, $555M are vehicle leases with the remaining $77M comprised of equipment leases PORTFOLIO ATTRIBUTES TYPE BALANCE TOTAL Construction $ 115 18% Government agencies and public institutions 99 16% Waste management and remediation services 69 11% Real estate and rental and leasing 59 9% Wholesale purchase 55 9% Retail trade 49 8% Transportation and warehousing 33 5% Finance and insurance 31 5% Professional, scientific, and technical services 19 3% Manufacturing 18 3% Wholesale trade 18 3% Educational services 8 1% Mining, Quarrying, and Oil and Gas Extractions 4 1% Other 78 12% Total $ 632 100% DIRECT LEASE FINANCING BY STATE ($MILLIONS) 12/31/2022 COMMERCIAL FLEET LEASING STATE BALANCE TOTAL Florida $ 88 14% California 68 11% Utah 65 10% New Jersey 42 7% Pennsylvania 41 7% New York 29 5% North Carolina 29 5% Texas 28 4% Maryland 27 4% Connecticut 23 4% Washington 16 3% Idaho 15 2% Georgia 14 2% Illinois 12 2% Ohio 11 2% Other states and non - classified 124 18% Total $ 632 100% DIRECT LEASE FINANCING BY TYPE ($MILLIONS) 12/31/2022

24 COMMERCIAL REAL ESTATE BRIDGE LENDING LOANS & LEASES: REAL ESTATE BRIDGE LENDING TYPE # LOANS BALANCE ORIGINATION DATE LTV WEIGHTED AVG INTEREST RATE % TOTAL Multifamily (apartments) 152 2,023 73% 7.7% 96% Hospitality (hotels and lodging) 4 36 65% 8.0% 2% Retail 3 42 72% 7.3% 2% Other 3 11 73% 5.2% <1% Total 162 $ 2,112 74% 7.6% 100% COMMERCIAL REAL ESTATE LOANS BY TYPE ($MILLIONS) 12/31/2022 BUSINESS OVERVIEW: • Resumed floating rate bridge lending business in Q3 2021 • Lending focus on apartment buildings in carefully selected markets Real estate bridge lending APARTMENTS – 96% LODGING – 2% RETAIL – 2% OTHER - <1% ASSET CLASSES — % PORTFOLIO • Vast majority of loans are apartment buildings including all the top 15 exposures • Loans originated prior to Q3 2021 will continue to be accounted for at fair value • Loans originated in 2021 and after will be held for investment and use the CECL methodology PORTFOLIO ATTRIBUTES $ 1,669 M PORTFOLIO LOANS ORIGINATED SINCE Q3 2021 RESUMPTION (ALL APARTMENTS)

FINANCIAL REVIEW

The Bancorp

FINANCIAL REVIEW: INTEREST RATE SENSITIVITY

26

LOANS REPRICING TO HIGHER RATES WILL POSITIVELY IMPACT NIM AS BENCHMARK RATES CONTINUE TO RISE

Core Lending Businesses

	Q4 2022 BALANCE[1] ($MILLIONS)	RATE SENSITIVITY
Institutional Banking[2]	$2,505	Majority of loan yields will increase as rates increase
Real Estate Bridge Lending	$2,112	7.6% wtd avg yield; rates will increase as rates increase
Non-PPP Small Business[3]	$756	Majority of loan yields will increase as rates increase
Leasing	$632	Fixed rates but short average lives
Total	$6,010	
Q4 2022 Average Deposits[1]	$6,623	A majority of deposits adjust to a portion of rate changes in line with partner contracts

[1]Loans are as of December 31, 2022, and deposits are average balance for Q4 2022.
[2]Institutional Banking substantially comprised of securities backed loans and insurance backed loans.
[3]Excludes $5M of short-term PPP loans which are government guaranteed and deferred costs and fees. Please see Appendix slide 34 for reconciliation to total SBA Loans.

HIGHLIGHTS

- ✓ Floating rate lending businesses include Real Estate Bridge Lending, SBLOC, IBLOC and the majority of Small Business
- ✓ Deposits primarily comprised of prepaid and debit accounts, anchored by multi-year, contractual relationships
- ✓ Interest income is modeled to increase in higher rate environments, as interest rate floors were exceeded in Q2 2022

27 REVENUE HAS GROWN CONSISTENTLY WHILE EXPENSES HAVE BEEN TIGHTLY MANAGED, CREATING OPERATING LEVERAGE FINANCIAL REVIEW: EARNINGS AND PROFITABILITY 1 Revenue includes net interest income and non - interest income. Please see Appendix slide 32. 2 Non - interest income as percentage of average assets ranks in top 11% of the uniform bank performance report peer group through Q 3 2022. $0 $25 $50 $75 $100 $125 $150 $175 $200 2019 2020 2021 2022 NON - INTEREST EXPENSE $ Millions REVENUE • Annual revenue growth driven by diverse product mix • Net interest income growth driven by growth in balances across business lines • Greater proportion of non - interest income compared to peers 2 EXPENSE • Expenses have been tightly managed • Expense saves have continued to be realized and have funded critical BSA and other infrastructure which has attracted new clients • 2019 includes a $7.5M civil money penalty related to consent order remediation. In 2020, subsequent to the civil money penalty, the related consent order was lifted $0 $50 $100 $150 $200 $250 $300 $350 $400 2019 2020 2021 2022 REVENUE 1 $ Millions

28 $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 $20 $22 $24 2018 2019 2020 2021 2022 ALLOWANCE FOR CREDIT LOSSES REFLECTS OUR LOWER - RISK LOAN PORTFOLIO FINANCIAL REVIEW: LOAN LOSS RESERVE ALLOWANCE FOR CREDIT LOSSES ($MILLIONS) Small Business HELOC/Consumer/Other SBLOC/IBLOC/Advisor Financing Allowance for credit losses as % of loan balance 0.6% 0.6% 0.6% 0.5% 0.4% Adjusted allowance for credit losses as % of loan balance (excluding SBLOC & IBLOC) 1 1.2% 1.2% 1.4% 0.9% 0.7% HIGHLIGHTS • Consistent credit performance from Leasing and SBL • Nominal historical losses across SBLOC, IBLOC and Advisor Finance • Adoption of CECL methodology in 2020 Leasing Real Estate Bridge Lending 1 Please see Appendix slide 33 for GAAP to Non - GAAP reconciliation of adjusted allowance for credit losses to GAAP allowance for c redit losses as % of adjusted loan balance (excluding SBLOC & IBLOC).

29 CAPITAL POSITION FINANCIAL REVIEW: HISTORICAL CAPITAL POSITION HIGHLIGHTS • Executed common stock buyback program of $15M per quarter throughout 2022 • We expect to increase the stock buyback program to $25M per quarter in 2023 2 • Corporate governance requires periodic assessment of capital minimums • Capital planning includes stress testing for unexpected conditions and events 0% 5% 10% 15% 20% 25% 2019 2020 2021 2022 Tier 1 Leverage Ratio 9.5% 9.1% 10.9% 10.7% 5.0% Tier 1 Risk - based Capital Ratio (RBC) 1 19% 14% 15% 15% 8% Total Risk - based Capital Ratio 19% 15% 16% 15% 10% Tier 1 Capital Ratio Total RBC Ratio Tier 1 Leverage Ratio THE BANCORP BANK, N.A. CAPITAL RATIOS 1 Common Equity Tier 1 to risk weighted assets is identical to Tier 1 risk - based ratio and has a 6.5% well capitalized minimum. 2 Buyback may be modified without notice at any time. Well - capitalized minimum

30 WE HAVE EXECUTED AGAINST OUR STRATEGIC PLAN AND CONTINUE TO IMPROVE FINANCIAL PERFORMANCE FINANCIAL REVIEW: EARNINGS AND PROFITABILITY PERFORMANCE METRICS 2019 2020 2021 2022 LONG - TERM TARGETS ROE 11.6% 15.1% 17.9% 19.3% 30% ROA 1.09% 1.34% 1.68% 1.81% > 2.5% EPS $0.90 $1.37 $1.88 $2.27 Bancorp Bank, N.A. Leverage Ratio 9.5% 9.1% 10.9% 10.7% >9% Total Assets $5.7B $6.3B $6.8B $7.9B <$10B Efficiency Ratio 1 69% 59% 53% 48% 1 Please see Appendix slide 32 for calculation of efficiency ratio. Decreases in the efficiency ratio indicate greater efficien cy, i.e., lower expenses vs higher revenue.

APPENDIX

32 GAAP REVENUE AND EFFICIENCY RATIO CALCULATIONS APPENDIX ($ millions) The Bancorp 2019 2020 2021 2022 Net interest income $ 141,288 $ 194,866 $ 210,876 $248,841 Non - interest income 104,127 84,617 104,749 105,683 Total revenue 245,415 279,483 315,625 354,524 Growth (Current period over previous period) 14% 13% 12% Non - interest expense $ 168,521 $ 164,847 $ 168,350 $169,502 Efficiency Ratio 1 69% 59% 53% 48% Non - interest expense growth (Current period over previous period) (2%) 2% - Payments non - interest income (Fintech Solutions business line) ACH, card and other payment processing fees $ 9,376 $ 7,101 $ 7,526 $8,935 Prepaid, debit card and related fees 65,141 74,465 74,654 77,236 Total payments (Fintech Solutions) non - interest income $ 74,517 $ 81,566 $ 82,180 $86,171 % of Total revenue 24% 1 The efficiency ratio is calculated by dividing GAAP total non - interest expense by the total of GAAP net interest income and non - interest income. This ratio compares revenues generated with the amount of expense required to generate such revenues, and may be used as one measure of overall efficiency .

The Bancorp

33

APPENDIX

RECONCILIATION OF NON-GAAP FINANCIAL METRICS TO GAAP

($ millions)

	2019	2020	2021	2022
Allowance for credit losses on loans and leases GAAP	$ 10,238	$ 16,082	$ 17,806	$22,374
Allowance for credit losses on SBLOC & IBLOC	553	775	964	1,167
Adjusted allowance for credit losses excluding SBLOC & IBLOC	9,685	15,307	16,842	21,207
Total loans and leases GAAP	1,824,245	2,652,323	3,747,224	5,486,853
SBLOC & IBLOC	1,024,420	1,550,086	1,929,581	2,332,469
Adjusted total loans and leases excluding SBLOC & IBLOC	$ 799,825	$ 1,102,237	$ 1,817,643	$3,154,384
Allowance for credit losses as % of total loans and leases balance GAAP	0.56%	0.61%	0.48%	0.41%
Adjusted allowance for credit losses as % of adjusted total loans and leases balance[1]	1.21%	1.39%	0.93%	0.67%

[1]Management excludes SBLOC and IBLOC in certain of its internal analysis, due to the nature of the related loan collateral. SBLOC are collateralized by marketable securities, with loan to values based upon guideline percentages which vary based upon security type. IBLOC are collateralized by the cash value of life insurance.

34 RECONCILIATION OF NON - GAAP FINANCIAL METRICS TO GAAP APPENDIX ($ millions) Small Business Loans 1 Q4 2022 U.S. government guaranteed portion of SBA loans $ 375 Paycheck Protection Program Loans (PPP) 5 Commercial mortgage SBA 248 Construction SBA 10 Non - guaranteed portion of U.S. government guaranteed 7a loans 100 Non - SBA small business loans 23 Total principal $ 761 Unamortized fees and costs 7 Total small business loans $ 769 Total principal 761 Less: Paycheck Protection Program Loan (PPP) 5 Total Small Business Lending principal excluding PPP $ 756 1 Management provides a breakdown of small business loans, to afford a greater understanding of its components, including PPP l oan s.